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                                                                  EXHIBIT 10.28

                                     UNITED
                                  STATIONERS(R)

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                                      1998
                                       UDI
                                    AGREEMENT

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United Stationers is pleased to once again offer a financial incentive program to your group for 1998. The objectives of our program continue to be to:

- Recognize dealers who have made an annual first call commitment to United Stationers.

- Provide your group's management with the ability to readily predict year end results and the financial benefits that accompany them.


                                  ATTENTION...
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Please carefully read this entire agreement and provide complete information as requested on page 5. Then mail or fax the last page with your signature to:



                                       UDI
                                  P.O. Box 5064
                           Springfield, MA 01101-5064
                                Fax: 413-732-3333



          AGREEMENT MUST BE RECEIVED BY YOUR GROUP BY DECEMBER 31, 1997
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                        IN ORDER TO ENSURE FULL BENEFITS.
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                          1998 AFFILIATED GROUP PROGRAM
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PARTICIPATION REQUIREMENTS

In order to participate in United Stationers' 1998 Affiliated Group program, for the period from January 1, 1998 to December 31, 1998, the dealer who is a group member must be designated as a First Call United Stationers' customer. This includes meeting the following criteria:

A. Submit to United a credit application and resale tax certificate, unless you already have an active account with United Stationers Supply Co. or Micro United. United reserves the right to establish (or not to establish) lines of open account credit for its dealers as determined by the dealer's experience, record of trade payments, financial conditions, amount of credit needed, etc.

B.       Use United for at least 60% of your wholesale purchases.

C. Be designated as a First Call customer by local United Stationers' management from January 1, 1998 through December 31, 1998. IF YOU CEASE AS A FIRST CALL CUSTOMER DURING THE PROGRAM YEAR, YOU WILL BE REMOVED FROM THE PROGRAM RETROACTIVE TO JANUARY 1, 1998.

D. Purchase at least $20,000 per month from United Stationers. Qualified purchases are those that count toward your VCD/DBP bracket -- regular, promotional and alliance. In a month where you do not meet this $20,000 requirement, your purchases will not count towards the attainment of the group's annual volume target and will not receive the Group Year End Volume Rebate. You will, however, have the potential to receive VCD/DBP for the month and Advertising Allowance if you meet the standard discount and Advertising Allowance terms.

E. In order to receive monthly VOLUME CASH DISCOUNT OR DEALER BUYING PLAN, (VCD/DBP), United's regular discount terms must be met: Payment must be received in our bank by the 15th of the month subsequent to billing.

F. In order to receive the GROUP YEAR END VOLUME REBATE, your account must be kept 100% current as of the 20th of each month. This requires payment in full with one check and without deductions. In a month where this requirement is not met, you will not earn Group Volume Rebate for that month. In addition, your volume in that month will not count toward the group's year end volume target.

G. Purchase a minimum of 500 United General Line Catalogs by April 4, 1998. If you do not meet this minimum requirement, you will be removed from the entire program retroactive to January 1, 1998.

H. Satisfy all other terms and conditions as specified in United Stationers' current Dealer Net Pricer.

I. In order to be considered as an active member of your group for all of 1998, page 5 of this agreement must be completed in full and forwarded to your group's headquarters by December 31, 1997. Agreements received after this date will be activated on the first of the month following receipt, with the earliest possible start date being February 1, 1998.

J. Notify United by means of letter on your letterhead and a signed copy of this agreement for your new group, at least 60 days prior to changing from one Affiliated Group to

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                          1998 AFFILIATED GROUP PROGRAM
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         another. The Group Year End Volume Rebate will begin to accrue for your new group on the first of the month subsequent to United's receipt of your letter and new signed agreement. Prior to then, it will continue to accrue with your old group.

BENEFITS

END COLUMN PRICING

         Affiliated group members meeting all the participation requirements will receive end column pricing on regular merchandise purchases.

VCD/DBP

         A qualified dealer will receive monthly VCD/DBP based on United's Enhanced, (First Call), schedule and terms. This is paid on both regular and qualified promotional purchases.

ADVERTISING ALLOWANCE

         A 2 1/2% Advertising Allowance will be paid subject to the terms of United's current Advertising Allowance program. It will be based on purchases from December 1, 1997 through November 30, 1998. It will be paid in the form of a credit on your December 1998 United Stationers' statement. General Line Catalog invoices for 1999 will be payable at the same time. Any excess allowance that you may have has no cash value.

GENERAL LINE CATALOG PRICE

         As in past years, you will receive a special price on the 1999 General Line Catalog. This price will be announced when catalog production and material costs are finalized for the next edition.

GROUP YEAR END VOLUME REBATE

         This will be paid by February 15, 1999 to your group's headquarters. No additional claims will be honored after April 15, 1999. Qualifying volume requirements will be based on the combined annual merchandise purchases of group members. These include regular, promotional and net/net purchases, excluding PrimeSource, Smart Buy and Micro United volume. The rebate will be paid on regular and qualified promotional merchandise purchases. United Stationers reserves the right to deduct any bad debt or other individual member volume that does not meet these qualifications. Please remember that any month in which you do not meet the payment and volume criteria along with a First Call position described on the previous page, your volume will not count toward your group's annual volume target. The group volume requirements for 1998 are presented on the following page.

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                          GROUP YEAR END VOLUME REBATE
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REQUIREMENTS

In 1998 your group will be able to earn up to 3% in year end rebates based on the combined qualifying purchases of members who are registered as first call with United Stationers. Qualifying purchases include those of regular, promotional and net/net merchandise but exclude PrimeSource, Smart Buy and Micro United volume. The rebate will be paid on regular and qualified promotional merchandise purchases.

There are two parts to the 1998 requirements. The first consists of three volume brackets and the second is a minimum requirement to maintain prior year volume.


            REBATE                         GROUP PERFORMANCE

              1% Maintain prior year group volume and achieve at least $10 million in qualified 1998 group purchases.

              2% Maintain prior year group volume and achieve at least $20 million in qualified 1998 group purchases.

              3% Maintain prior year group volume and achieve at least $30 million in qualified 1998 group purchases.


Your group headquarters can provide you with an estimate of the 1997 group volume that will have to be maintained in 1998. An actual amount will be provided by United Stationers in January of 1998.

There is no requirement that your group's volume with United Stationers grow to receive these rebates. There will be a reduction in the year end rebate percentage if your group's 1998 purchases decline from 1997, based on the following schedule:

    - A 5% decrease in total group volume versus 1997, will result in the loss of 1 percentage point of group rebate, even if the total volume is still greater than the next lower fixed bracket.

    - A 10% decrease in total group volume versus 1997, will result in the loss of 2 percentage points of group rebate, even if the total volume is still greater than the next lower fixed bracket.

    - A 20% decrease in total group volume versus 1997, will result in the loss of 3 percentage points of group rebate, even if the total volume is still greater than the next lower fixed bracket.

Obviously, the maximum potential impact of these reductions will be a zero rebate, versus a negative amount. In addition, the 1997 group base will be adjusted downward on an ongoing basis to nullify the impact of dealers who leave your group to go to another, simply drop out or are acquired by a non-member. Thus the only reductions in volume that will have an impact are those that are due to members diverting volume to other sources or purchasing less overall. Similarly, the base for your group will be adjusted upward to include the 1997 United Stationers' volume of a new member. This ensures that new members have the same incentive to support your group that you do. The $10 million, $20 million and $30 million brackets will still apply in determining the maximum potential rebate amount.


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                                     UNITED
                                  STATIONERS(R)

                          1998 AFFILIATED GROUP PROGRAM

To participate in the 1998 Affiliated Group Program, please complete the following in full and send to your group's headquarters, they will then forward it to United Stationers.

THIS FORM MUST BE RECEIVED BY YOUR GROUP NO LATER THAN DECEMBER
31, 1997


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              UDI CORP. P.O. Box 5064 - Springfield, MA 01101-5064
               Fax signed page to: (413)732-3333 or (413)781-4789
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                              Affiliated Group Name


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                                 Dealer Company


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                              Dealer City and State


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                               Dealer Phone Number


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                                Dealer Fax Number


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                         Dealer's United Account Number


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             Dealer Principal                          Signature/Date


/s/ Walter Gordenstein    12/1/97
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Walter Gordenstein                            Affiliated Group Approval
             United tationers Approval